UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2007

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 312-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On July 9, 2007, the Board of Directors of Franklin Resources, Inc. (the “Company”) approved amendments to, and restated, the Company’s by-laws (the “Amended and Restated By-Laws”). This amendment and restatement of the Company’s by-laws became effective on July 9, 2007.

The amendments added an advance notice of stockholder business and nominations requirement (Section 2.3 of the Amended and Restated By-Laws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements (all as described in Section 2.3 of the Amended and Restated By-Laws). Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. As specified in the Amended and Restated By-Laws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or after the first anniversary of the prior year’s meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Amended and Restated By-Laws, the Company may disregard such nomination or proposal.

The foregoing description is qualified in its entirety by the full text of the Amended and Restated By-Laws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

Stockholder Proposals and Nominations of Board Members at 2008 Annual Meeting:

As a result of the amendments described above, if a stockholder of the Company intends, at the Company’s upcoming 2008 annual meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on August 31, 2007, and not earlier than the close of business on August 1, 2007, and comply with the requirements of the Amended and Restated By-Laws. The notice should be addressed in writing to: Corporate Secretary, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.

The amendments to the Company’s by-laws described above do not affect the ability of a stockholder to have a proposal included in the Company’s proxy statement in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended. If a stockholder intends to present a proposal in accordance with Rule 14a-8 for consideration at the Company’s 2008 annual meeting of stockholders, the proposal must be received by the Secretary of the Company by August 31, 2007. Such proposal must also meet the other requirements of the rules of the U.S. Securities and Exchange Commission relating to stockholder proposals.

If a stockholder submits a proposal outside of Rule 14a-8 for the Company’s upcoming 2008 annual meeting of stockholders and such proposal is not delivered within the time frame specified in the Amended and Restated By-Laws, the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Franklin Resources, Inc. (as adopted July 9, 2007)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: July 10, 2007	By:	/s/ Maria Gray
	Name:	Maria Gray
	Title:	Secretary (Acting)

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Franklin Resources, Inc. (as adopted July 9, 2007)

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